UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 or 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): March 18, 2003

WESTERN DIGITAL CORPORATION

(Exact Name of Registrant as Specified in Charter)

Delaware (State or Other Jurisdiction of Incorporation)	1-08703 (Commission File Number)	33-0956711 (IRS Employer Identification No.)

20511 Lake Forest Drive Lake Forest, California (Address of Principal Executive Offices)	92630 (Zip Code)

Registrant’s telephone number, including area code: (949) 672-7000

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

INFORMATION TO BE INCLUDED IN THE REPORT

Item 5. Other Events.

     On March 18, 2003, Western Digital Corporation issued a press release announcing the election of Western Digital Technologies, Inc., a wholly owned subsidiary of Western Digital Corporation, to redeem on April 17, 2003, all of its Zero Coupon Convertible Subordinated Debentures due 2018. The redemption price of $463.47 per $1,000 principal amount at maturity will be paid in cash. As of March 18, 2003, there was $555,000 in principal amount at maturity of debentures outstanding, with an aggregate redemption price on April 17, 2003 of approximately $257,000. The press release is attached hereto as Exhibit 99.1.

Item 7. Financial Statements, Pro Forma Financial Information and Exhibits.

Exhibit	Description

99.1	Press Release issued by Western Digital Corporation on March 18, 2003, announcing the election of Western Digital Technologies, Inc. to redeem all of its outstanding Zero Coupon Convertible Subordinated Debentures due 2018.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WESTERN DIGITAL CORPORATION
By:	/s/ Raymond M. Bukaty

Raymond M. Bukaty Vice President, General Counsel and Secretary

Dated March 18, 2003

EXHIBIT INDEX

Exhibit	Description

99.1	Press Release issued by Western Digital Corporation on March 18, 2003, announcing the election of Western Digital Technologies, Inc. to redeem all of its outstanding Zero Coupon Convertible Subordinated Debentures due 2018.